Exhibit 99.1

November 22, 2004

For Immediate Release

Siboney Corporation Retains Sequoia Capital Advisors for Corporate Communications

Siboney Corporation (SBON:OTCBB) announced today that the Company has retained Sequoia Capital Advisors LLC, a New York-based firm, to lead a new corporate communications program focused on increasing Siboney’s investor interest and the breadth of its ownership base.

With its emphasis on small-cap public entities, Sequoia Advisers will work with the investment community to heighten awareness of the Company and its growth strategy. The program is intended to enhance Siboney’s profile through direct and indirect interaction with money managers, select research analysts and current or prospective shareholders.

“Siboney hopes to continue its long-term growth trends, and we are pleased to have engaged a well-respected corporate communications firm to convey our story to a wider group of investors,” said Tim Tegeler, Siboney’s Chief Executive Officer. “We believe the retention of SCA can provide the benefits of greater investor interest and liquidity.”

Robert L. Butler, Managing Partner of Sequoia Capital advisors, noted, “While Siboney has received relatively little attention from institutional investors, we think there is real potential for a much broader shareholder base. We look forward to working with management on this corporate communications assignment.”

About Siboney Corporation:

Siboney Corporation has served the educational market for more than 35 years. Since 1986, Siboney’s main business has been publishing educational software in reading, language arts, math, science and English as a Second Language for students and teachers in levels kindergarten through adult. Siboney is best known for its software which is designed to motivate students to masker key skills and keep track of student progress for teachers to review.

The Company’s growing portfolio of products now includes more than 190 active titles that focus on teaching basic skills and new concepts while meeting the different learning needs of all students through time-on task instruction. Popular titles include Math Concepts, Phonics Mastery, Reading Concepts, Touchdown Math, Diascriptive Reading and Process Writing.

The Company currently offers five distinct product categories which are developed, marketed and supported by the same core team: Orchard Teacher’s Choice Software; Teacher Support Software; Educational Activities Software; Journey and GAMCO Educational Software. These products allow Siboney to offer a wide range of product selection to schools and adult education centers at a variety of budget levels.

This press release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any forward-looking statements are necessarily subject to significant uncertainties and risks. When used in the press release, the works “believes,” “anticipates,” “intends,” “expects,” and similar expressions are intended to identify forward-looking statements. Actual results could be materially different as a result of various possibilities.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: (1) Siboney’s ability to enhance its exiting products and introduce new precuts; (2) a delay or reduction in school purchases of Siboney’s products due to governmental budgetary and funding constraints resulting in a reduction in the funds avail to Siboney’s school customers.; (3) acceptance and demand for new educational products; (4) an overall decline in sales of Siboney’s Orchard product category, which accounts for a significant portion of Siboney’s revenue; (5) the impact of competitive products and pricing; (6) Siboney’s ability to establish and protect its copyrights, licenses and other intellectual property rights, including the resolution of disputes regarding licensed software; (7) seasonal variations due to, among other things, the budget and school year cycles of Siboney’s school customers; and (8) the risks detailed from time to time in Siboney’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Siboney undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Tim Tegeler
Siboney Corporation
314-822-3163
www.siboney.com